EXHIBIT 10.101

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Amendment No. 2 to
Second Amended & Restated Supply Agreement

This Amendment No. 2 to Second Amended & Restated Supply Agreement (this “Amendment”) is entered into as of the last date set forth on the signature page hereto, by and between Hoku Materials, Inc., a Delaware corporation (“HOKU”), and Solarfun Power Hong Kong Limited, a company registered in Hong Kong (“SOLARFUN”).  HOKU and SOLARFUN are each a “Party” and together the “Parties” to this Amendment.

Recitals

Whereas, HOKU and SOLARFUN are Parties to that certain Second Amended & Restated Supply Agreement dated as of May 13, 2008, as amended by that certain Amendment No. 1 to Second Amended & Restated Supply Agreement dated as of October 22, 2008 (together, the “Supply Agreement”);

Whereas, the Parties desire to make certain amendments to the Supply Agreement as hereinafter set forth; and

Whereas, each Party derives a benefit from the amendments set forth herein.

Now therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties agree to amend the Supply Agreement as set forth below.

Agreement

1.           Effectiveness.  This Amendment shall become effective upon HOKU’s receipt of Five Million U.S. Dollars pursuant to Section 5.2.2 of the Agreement, as amended by Section 7 below.  If such payment is not received on or before March 31, 2009, then this Amendment shall be voidable at HOKU’s sole and absolute discretion.  In the event that this Amendment is voided by HOKU, then the Supply Agreement shall continue in full force and effect.

2.           Definitions.  All capitalized terms not otherwise defined are defined in the Supply Agreement.

3.           Time & Location for Performance.  All dates and times set forth in this Amendment shall be the day and time in New York, USA.

4.           Amendment of Section 3.3.  Section 3.3 of the Agreement is hereby amended and restated to read as follows:

Hoku Initials & Date /s/ DS Mar 25, 2009	Solarfun Initials & Date /s/ HH 26.03.2009

3.3.           Except in the case of a force majeure pursuant to Section 12 below, if at any time after March 31, 2010, HOKU does not supply any Products pursuant to Section 3.1 or 3.2 within [*] days of the scheduled delivery date, HOKU will provide SOLARFUN with a purchase price adjustment. Such purchase price adjustment shall be [*] of the value of the respective delayed Products for each week or part thereof that the Product shipment (or part thereof) is delayed beyond the [*] day grace period. Any purchase price adjustment as a result of this Section 3.3 will be paid by HOKU at the end of the term of the applicable calendar quarter.  In lieu of making a cash payment to SOLARFUN pursuant to this Section 3.3, HOKU may, at its option, pay for such purchase price adjustment in the form of a credit issued for future shipments of Products. Notwithstanding anything to the contrary, the maximum amount of such purchase price adjustment shall not exceed [*] of the value of the respective delayed Products.  Monthly shipments which are delayed beyond [*] days shall be deemed to constitute a material breach of this Agreement pursuant to Section 9.2.1 below.  Notwithstanding the foregoing, if SOLARFUN fails to make a payment to HOKU for Products actually shipped by HOKU within the [*] period set forth in Section 5.4 below, HOKU shall not be required to supply any additional Product to SOLARFUN until HOKU has received the past due amount including any interest payable thereon pursuant to this Agreement.  For the avoidance of doubt, SOLARFUN’s right to reduce the purchase price pursuant to this Section 3.3 shall not apply if HOKU is not fulfilling its supply obligations for this reason.

5.           Amendment of Section 3.4.  Section 3.4 of the Agreement is hereby amended and restated to read as follows:

3.4.           If HOKU delivers any Products to SOLARFUN prior to April 1, 2010, then SOLARFUN shall pay HOKU a premium equal to [*] of the applicable purchase price for the Products shipped prior to April 1, 2010.

6.           Amendment of Section 4.3.  Section 4.3 of the Agreement is hereby amended and restated to read as follows:

4.3.           HOKU will use commercially reasonable efforts to make its first shipment of Products to SOLARFUN on or before January 1, 2010.

7.           Amendment of Section 5.2.2.  Section 5.2.2 of the Agreement is hereby amended and restated to read as follows:

5.2.2.                      Eighteen Million U.S. Dollars (USD $18,000,000) of the Main Deposit (the “Third Deposit”) shall be paid to HOKU in accordance with the following payment schedule:

Payment Date	Payment Amount (US Dollars)
March 31, 2009	$5 million
July 20, 2009	$8 million
August 20, 2009	$1 million
September 20, 2009	$1 million
October 20, 2009	$3 million

8.           Amendment of Section 5.2.3.  Section 5.2.3 of the Agreement is hereby amended and restated to read as follows:

Hoku Initials & Date /s/ DS Mar 25, 2009	Solarfun Initials & Date /s/ HH 26.03.2009

5.2.3.                      Five Million U.S. Dollars (USD $5,000,000.00) of the Main Deposit (the “Fourth Deposit”) shall be paid to HOKU on or before January 20, 2010 (the “Fourth Deposit Date”).

9.           Amendment of Section 9.1.  Section 9.1 of the Agreement is hereby amended and restated to read as follows:

9.1.           The term of this Agreement shall begin on the Effective Date and provided that the first delivery of the Product under this Agreement shall occur on or before June 30, 2010, and unless previously terminated as hereinafter set forth, shall remain in force for a period of ten Years beginning with the First Shipment Date.

10.           Amendment of Section 9.2.5.  Section 9.2.5 of the Agreement is hereby amended and restated to read as follows:

9.2.5.                      Without limiting the foregoing, SOLARFUN shall have the right to terminate this Agreement if the First Shipment Date does not occur on or before June 30, 2010.

11.           HOKU’s Termination Rights.  In addition to HOKU’s rights and remedies under the Supply Agreement, and at law and in equity, in the event that SOLARFUN fails to pay any amount of the Third Deposit or the Fourth Deposit by the applicable date set forth in Section 5.2.2 of the Supply Agreement, as amended by Section 7 above, and Section 5.2.3 of the Supply Agreement, as amended by Section 8 above (as applicable)  HOKU may, upon written notice to SOLARFUN in accordance with the notice provisions set forth in Section 13 of the Supply Agreement, and SOLARFUN’s right to cure such payment default within [*] days after receipt of such notice, terminate the Supply Agreement and retain all amounts of the Total Deposit that have been paid to HOKU as of the date of such notice.

12.           Integration & Survival.  Except for the amendments specifically set forth above, the terms of the Supply Agreement shall continue in full force and effect mutatis mutandis.  This Amendment and the Supply Agreement constitute the entire agreement between the Parties concerning the subject matter hereof.

13.           Miscellaneous.  Except where the terms of this Amendment conflict with the Supply Agreement, the “General Provisions” set forth in Section 13 of the Supply Agreement, including, without limitation, provisions concerning the choice of law and means for dispute resolution between HOKU and SOLARFUN, shall apply to this Amendment.  In the event of any conflict between the terms of this Amendment and the Supply Agreement, the terms of this Amendment shall control.

Hoku Initials & Date /s/ DS Mar 25, 2009	Solarfun Initials & Date /s/ HH 26.03.2009

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Second Amended & Restated Supply Agreement as of the first date set forth above.

SOLARFUN: SOLARFUN POWER HONG KONG LIMITED By: /s/ Henricus Hoskens Name: Henricus Hoskens Title: CEO Date: 26.03,2009	HOKU: HOKU MATERIALS, INC. By: /s/ Dustin Shindo Name: Dustin Shindo Title: CEO Date: March 25, 2009

Hoku Initials & Date /s/ DS Mar 25, 2009	Solarfun Initials & Date /s/ HH 26.03.2009